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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2000 relating to the financial statements and financial statement schedules, which appears in MyPoints.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such registration statement.


                                       /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
September 29, 2000